UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SAN JUAN BASIN ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

Southwest Bank
Robert Lansford
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 16, 2016

SOLICITATION OF WRITTEN REQUEST
TO CALL A SPECIAL MEETING OF UNITHOLDERS
OF
SAN JUAN BASIN ROYALTY TRUST

SOLICITATION STATEMENT OF
SOUTHWEST BANK AND ROBERT LANSFORD

_______________, 2016

To the Fellow Unitholders of San Juan Basin Royalty Trust:

This Solicitation Statement, the enclosed Special Meeting Request Form attached as Exhibit A-1 and the accompanying WHITE Request Card attached as Exhibit A-2 are being furnished to you as a unitholder of San Juan Basin Royalty Trust (which we refer to as the “Trust”) by and on behalf of Robert Lansford and Southwest Bank (“Southwest Bank” and, collectively with Mr. Lansford unless the context requires otherwise, “we,” “our” and “us”), for the purpose of soliciting your revocable proxy in the form of the accompanying WHITE Request Card to authorize us to deliver to the trustee of the Trust the Special Meeting Request Form on your behalf in order to call a Special Meeting of the Trust’s unitholders for the purposes described below (the “Special Meeting”). We are mailing a printed copy of this Solicitation Statement, the enclosed Special Meeting Request Form attached as Exhibit A-1 and the accompanying WHITE Request Card attached as Exhibit A-2 beginning on or about ____________, 2016.

We are seeking your support to call the Special Meeting to consider and vote upon the following proposals:

Proposal 1: to remove Compass Bank as the trustee of the Trust;

Proposal 2: if Proposal 1 prevails, to nominate Southwest Bank as the successor trustee of the Trust; and

Proposal 3: if Proposals 1 and 2 prevail, to elect Southwest Bank as the successor trustee of the Trust.

As discussed in more detail in this Solicitation Statement, we believe that the replacement of Compass Bank with Southwest Bank as trustee of the Trust will be beneficial to the unitholders as it will maintain the continuity of the Trust’s administration by an institution with an experienced royalty trust group, including a trust officer who, prior to joining Southwest Bank in October 2015, served as the trust officer for the Trust for approximately 30 years.

At this time, we are only soliciting your proxy in the form of the accompanying WHITE Request Card to empower us to deliver the valid, executed and completed Special Meeting Request Form on your behalf to the trustee of the Trust to call the Special Meeting. We are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions. If the Special Meeting is called, we will send you proxy materials relating to the Proposals to be voted upon at the Special Meeting.

Under Section 8.02 of the San Juan Basin Amended and Restated Royalty Trust Indenture (the “Trust Indenture”), the calling of the Special Meeting requires the written request of the holders of record of at least 15% of the outstanding units of beneficial interest in the Trust (the “Units”). As of the close of business on August 15, 2016, we collectively beneficially owned an aggregate of 2,000 Units, representing approximately 0.004% of the outstanding Units of the Trust.

We intend to submit the request for the Special Meeting not later than __________, 2016 assuming that we receive WHITE Request Cards authorizing us to request the Special Meeting from unitholders holding at least 15% of the outstanding Units as of the date the Special Meeting Request Form is submitted (the “Requisite Percentage”). By completing and returning a WHITE Request Card authorizing us to request the Special Meeting, you will authorize us to execute the Special Meeting Request Form to request the Special Meeting on your behalf.

By completing and returning the WHITE Request Card, you will be agreeing to inform us if you dispose of any of the Units with respect to which you are furnishing the WHITE Request Card prior to ______, 2016. By completing and returning the WHITE Request Card, you will not be entering into any agreement with us to hold or dispose of your Units, which you are free to do in your sole discretion. However, if you do dispose of your Units prior to __________, 2016, you will be deemed to have revoked your WHITE Request Card to the extent of the Units that you dispose of. If you do not inform us that you have disposed of any Units with respect to which you have furnished the WHITE Request Card, we will assume that you continue to own those Units at least through __________, 2016.

This proxy solicitation is being made by Southwest Bank and Mr. Lansford, and not on behalf of the Trust or the trustee of the Trust. You may receive a revocation consent statement from the Trust, together with an accompanying revocation card. We urge you not to return any revocation card you may receive from the Trust, since only the last dated card that you execute will count.

We encourage you to join us in calling the Special Meeting by submitting your completed, signed and dated WHITE Request Card promptly.

IMPORTANT

If your Units are registered in your own name, please complete, sign, date and mail the enclosed WHITE Request Card to our solicitation agent, Okapi Partners, in the postage-paid envelope provided as soon as possible.

If your Units are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a WHITE Request Card for your Units and will do so only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a written request to be signed representing your Units or follow the instructions on the voting instruction form that may have been sent to you by your brokerage firm, bank, nominee or other institution together with this Solicitation Statement.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CONTACT:

1212 Avenue of the Americas, 24th Floor
New York, New York 10036
(212) 297-0720 (Main)
Unitholders Call Toll-Free: (877) 279-2311
Email: info@okapipartners.com

WHY WE ARE SEEKING TO CALL THE SPECIAL MEETING

As the trustee or disbursing agent for eight royalty trusts in the energy sector, Southwest Bank has a team of nine professionals with extensive experience in the administration of royalty trusts including nearly thirty years of experience with the Trust. We strongly believe that combining the independence and experience of Southwest Bank with the extensive historical knowledge of the Trust’s operations possessed by Southwest Bank’s royalty trust group professionals would be beneficial for the unitholders of the Trust.

Continuity of Administration Valuable

In November of 2015, Southwest Bank announced that Lee Ann Anderson had joined its royalty trust group following her departure from Compass Bank. Prior to joining Southwest Bank, Ms. Anderson served as the principal trust officer responsible for the Trust at the Trust’s current and predecessor bank trustees for approximately thirty years. We believe that Ms. Anderson’s significant history and experience with the Trust are compelling reasons for unitholders to now desire a change in trusteeship for the Trust.

Without Ms. Anderson, Compass Bank offers little experience to reassure unitholders at a time when the stock market performance of the Trust is under pressure during a period of low natural gas prices. Moreover, considering the ongoing litigation with Burlington Resources Oil & Gas Company LP, the operator of the Trust properties, regarding alleged underpayments and overcharges made by Burlington Resources, Compass Bank’s ability to pursue prudently the strongest case on behalf of the Trust appears weakened with the loss of Ms. Anderson as a long-standing trust officer with extensive historical knowledge of the Trust, the underlying litigation and the natural gas industry.

Royalty Trusts not a Core Business for BBVA

The Trust is the only royalty trust for which Compass Bank serves as trustee. In February of 2007, the multinational banking group Banco Bilbao Vizcaya Argentaria, N.A. (“BBVA”), then the second largest bank in Spain, acquired Compass Bank’s parent company and renamed it BBVA Compass. We contend that the administration of a single royalty trust is not a core component of BBVA’s global business. In contrast, royalty trusts are a core business for Southwest Bank. With a dedicated royalty trust group of nine employees with over 160 combined years of experience in administration of royalty trusts, Southwest Bank currently serves as the trustee for seven royalty trusts in the energy sector: Permian Basin Royalty Trust, Sabine Royalty Trust, Hugoton Royalty Trust, Cross Timbers Royalty Trust, Tidelands Royalty Trust “B”, Marine Petroleum Trust and Dominion Resources Black Warrior Trust. In addition, Southwest Bank currently serves as the disbursing agent for the Westbrook-Thompson Royalty Trust. Southwest Bank has made the commitment to the administration of royalty trusts as part of its core business and is providing the resources and management that are required by that commitment.

Reduced Potential for Conflicts of Interest

We believe that Southwest Bank, as a qualified independent bank with a reduced potential for conflict of interest, would be a more suitable trustee for the Trust than a large global bank. BBVA as a large global bank presents the potential for more conflicts of interest that could impact the ability of Compass Bank to serve the best interests of the unitholders.

At times, the trustee of a royalty trust may be required to pursue legal action on behalf of the royalty trust against the operator of the royalty trust’s properties to resolve a dispute. Conflicts may arise for the trustee if the operator or its affiliates are also significant banking customers of the trustee or its affiliates. We believe that large producers are more likely to conduct their banking business with large national or global banks than with an independent regional bank such as Southwest Bank. These banking relationships or opportunities can create a conflict of interest for the trustee which may consider the royalty trust to be less important to its business and profits.

We have already seen evidence of the abandonment by larger global banks of royalty trust operations inherited through acquisition activity. After serving as trustee of the Trust since 1994, the large global Bank One, N.A. resigned as trustee of the Trust in 2002 based on its determination that the administration of royalty trusts was not core to its long-term strategy. Bank One nominated TexasBank, an independent community bank, as successor trustee for the Trust. After 2006, the trustee for the Trust again evolved into a large global bank through a series of mergers or acquisitions when TexasBank was acquired by the large regional Compass Bank in 2006 that in turn was acquired in 2007 by the multinational BBVA based in Madrid, Spain. As another example, after U.S. Bank, another royalty trust trustee, was acquired by Bank of America, N.A. in 2007, Bank of America determined that administration of royalty trusts was not part of its core business, and in 2014 Bank of America resigned as the trustee of seven royalty trusts and nominated Southwest Bank as successor trustee.

Southwest Bank has been an independent community bank for 50 years and has strategically chosen to include royalty trust administration services as part of its core business. We believe that Southwest Bank, as a qualified independent bank with a reduced potential for conflict of interest, would be a more suitable trustee for the Trust than a large global bank.

THE PROPOSALS TO BE INTRODUCED AT THE SPECIAL MEETING

We are soliciting your support and consent to request a Special Meeting, the purpose of which would be to give unitholders the opportunity to vote on the removal and replacement of Compass Bank as the current trustee of the Trust. The three Proposals that we believe are required to accomplish this result, and for which we are calling upon the trustee of the Trust to convene the Special Meeting, are as described below.

Proposal 1

Under Proposal 1, the unitholders would be asked to vote at the Special Meeting to remove Compass Bank as the trustee of the Trust. The following is the text of Proposal 1:

RESOLVED that Compass Bank is hereby removed from its position as trustee of the Trust.

Section 6.04 of the Trust Indenture provides that the trustee of the Trust may be removed, with or without cause, at a meeting held in accordance with the Trust Indenture by the affirmative vote of the holders of a majority of the Units then outstanding. Approval of Proposal 1 at the Special Meeting will require the affirmative vote of the holders of a majority of the Units then outstanding.

Proposal 2 (to be presented to the Special Meeting only if Proposal 1 is approved)

Under Proposal 2, which will be presented to the Special Meeting only if Proposal 1 is approved, the unitholders would be asked to vote at the Special Meeting to nominate Southwest Bank as the successor trustee of the Trust. The following is the text of Proposal 2:

RESOLVED that Southwest Bank is hereby nominated as successor trustee of the Trust.

Section 6.05 of the Trust Indenture provides that nominations for appointment of a successor trustee of the Trust may be made by unitholders owning at least 15% of the Units. Section 6.05 of the Trust Indenture requires that any successor trustee of the Trust shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000. With a capital, surplus and undivided profits of $236,590,000 as of December 31, 2015, Southwest Bank meets the criteria established for a successor trustee under the Trust Indenture and is willing to accept the nomination and serve as successor trustee of the Trust if Proposals 2 and 3 are presented and approved at the Special Meeting.

Approval of Proposal 2, if presented at the Special Meeting, will require the affirmative vote of the holders of at least 15% of the Units.

Proposal 3 (to be presented to the Special Meeting only if Proposals 1 and 2 are approved)

If both Proposal 1 and Proposal 2 are approved, the unitholders would be asked to vote at the Special Meeting to appoint Southwest Bank as the successor trustee of the Trust. The following is the text of Proposal 3:

RESOLVED that Southwest Bank is hereby appointed as successor trustee of the Trust.

Section 6.05 of the Trust Indenture provides that in the event of a vacancy in the position of trustee of the Trust or if a trustee of the Trust has given notice of its intention to resign, the unitholders present or represented at a meeting held in accordance with the Trust Indenture may appoint a successor trustee of the Trust. The presence in person or by proxy of unitholders holding a simple majority of the outstanding Units shall constitute a quorum for purposes of acting at the Special Meeting. Approval of Proposal 3, if presented at the Special Meeting, will require the affirmative vote of a majority of the Units present or represented by proxy and constituting a quorum at the Special Meeting. Accordingly, once a quorum is established, Proposal 3 may be approved by a majority of those present at the Special Meeting, in person or represented by proxy, even though they hold less than a majority of all of the Units at the time outstanding.

Effect if Proposals are not Approved at the Special Meeting

If Proposal 1 is not approved at the Special Meeting, then Compass Bank will remain as the trustee of the Trust until its subsequent resignation or removal in accordance with the Trust Indenture.

If Proposal 1 is approved at the Special Meeting, but Proposals 2 and 3 are not each approved at the Special Meeting, then Compass Bank will be removed as the trustee of the Trust but no successor trustee will be appointed at such time, resulting in a vacancy in the trustee position. Section 6.05 of the Trust Indenture provides that in the event of any vacancy in the position of trustee of the Trust, the unitholders may appoint a successor trustee at a meeting held in accordance with the Trust Indenture. If a vacancy in the position of trustee of the Trust continues for sixty (60) days, then a successor trustee may be appointed by any State or Federal District Court holding terms in Tarrant County, Texas, upon the application of any unitholder. If a unitholder files such application, the court may appoint a temporary trustee at any time after such application is filed. Pending the final appointment of a successor trustee, a temporary trustee will have such powers and duties as the court appointing the temporary trustee provides in its order of appointment, consistent with the provisions of the Trust Indenture.

We strongly recommend that you complete and return the enclosed WHITE Request Card authorizing us to execute the Special Meeting Request Form on your behalf to call the Special Meeting.

BACKGROUND OF THE SOLICITATION

The following is a description of the events and circumstances, including contacts that we have had with representatives of the Trust and Compass Bank, that have preceded our decision to request that unitholders join us in requesting the Special Meeting:

•	In 1985, Lee Ann Anderson began working on administration of the Trust at Texas American Bank/Fort Worth, and in 1986 she was assigned primary responsibility for its administration. In 2002, Bank One, successor to Texas American Bank/Fort Worth, resigned as trustee of the Trust and TexasBank became the successor trustee. Ms. Anderson joined TexasBank at that time to continue her role as principal trust officer for the Trust.

•	From 1989 to March 2006, Vernon Bryant, the current Chairman and Chief Executive Officer of Southwest Bank, served as Chief Executive Officer of TexasBank. In March 2006, Compass Bank acquired TexasBank.

•	In late 2006, Mr. Bryant formed a holding company that acquired Southwest Bank in 2007 and Mr. Bryant became the Chairman and Chief Executive Officer of Southwest Bank.

•	In February of 2007, BBVA acquired the parent company of Compass Bank.

•	In July of 2014, Southwest Bank expanded its royalty trust operations and succeeded Bank of America as trustee of seven royalty trusts. In addition, the royalty trust team at Bank of America joined Southwest Bank.

•	In August of 2014, Southwest Bank approached BBVA Compass and expressed an interest in a transaction that would transfer the trustee position for the Trust to Southwest Bank. Shortly thereafter, representatives of Southwest Bank and BBVA Compass met to discuss whether BBVA Compass had any interest in a transaction, but no decisions were made at that meeting. Southwest Bank continued over the following months to follow up with BBVA Compass regarding a transaction, but BBVA Compass declined to engage in further discussions other than to advise Southwest Bank that BBVA Compass would contact them with any interest.

•	In October of 2015, Ms. Anderson resigned from Compass Bank and subsequently joined the trust department and royalty trust group of Southwest Bank.

•	On August 5, 2016, Mr. Lansford submitted a letter to Compass Bank pursuant to Section 11.01 of the Trust Indenture requesting acess to certain books and records of the Trust, including a complete record or list of the unitholders of the Trust.

THE SPECIAL MEETING

For the Special Meeting to be properly requested in accordance with the Trust Indenture, a written request in favor of calling the Special Meeting must be executed and delivered to the trustee of the Trust by unitholders representing at least 15% of the outstanding Units.

We are the beneficial holders of 2,000 Units, constituting approximately 0.004% of the Units outstanding. This percentage is based on 46,608,796 Units reported outstanding at August 9, 2016 according to the Trust’s Quarterly Report on Form 10-Q filed on August 9, 2016. Accordingly, based on this number of Units outstanding, WHITE Request Cards representing an aggregate of at least 6,990,320 Units will be required to demand the call of the Special Meeting, or at least 6,990,320 Units in addition to the 2,000 Units we beneficially own.

According to Section 8.02 of the Trust Indenture, after a request for a meeting has been delivered to the trustee of the Trust by holders of the required percentage of the outstanding Units, the trustee is required to cause written notice of the meeting to be given to the unitholders setting forth the time and place of the meeting and the general terms of the matters proposed to be acted on at that meeting. The notice must be given not more than 60 nor less than 20 days before such meeting to all unitholders of record not more than 60 days before the date of the mailing of the notice. It is our intention to submit the Special Meeting Request Form not later than ______________, 2016, assuming that we receive WHITE Request Cards from unitholders holding the Requisite Percentage of Units.

While we are currently only soliciting WHITE Request Cards in support of calling the Special Meeting, if the Special Meeting is called, our current intention is to solicit votes in favor of the Proposals described above under “The Proposals to be Introduced at the Special Meeting.” We also expect to request, in our proxy solicitation relating to the Special Meeting, authority to (i) initiate and vote for our own proposals to recess or adjourn the Special Meeting for any reason, and (ii) oppose and vote against any other party’s proposal to recess or adjourn the Special Meeting.

We do not currently anticipate presenting additional proposals on any substantive matters. Nevertheless, we reserve the right to either modify the Proposals or cause additional proposals to be identified in the notice of, and in, the proxy materials to be distributed to you for the Special Meeting. We are not currently aware of any other proposals that might be brought before the Special Meeting.

INFORMATION CONCERNING THE PARTICIPANTS IN THIS SOLICITATION

Mr. Lansford and Southwest Bank are referred to as “Participants” in this proxy solicitation. The principal business address of each Participant is 2200 West 7th Street, Suite 210, Fort Worth, Texas 76107.

Southwest Bank is a 50 year-old independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas. With fifteen full-service banking centers and a sixteenth bank office dedicated to trusts and royalty trusts, it is the largest, locally owned, independent commercial bank headquartered in Tarrant County. Southwest Bank offers a wide range of treasury management, wealth group and mortgage services, and currently manages $1.3 billion in trust assets. With a dedicated royalty trust group of nine employees with over 160 combined years of experience in the administration of royalty trusts, Southwest Bank currently serves as the trustee for Permian Basin Royalty Trust, Sabine Royalty Trust, Hugoton Royalty Trust, Cross Timbers Royalty Trust, Tidelands Royalty Trust “B”, Marine Petroleum Trust and Dominion Resources Black Warrior Trust. In addition, Southwest Bank currently serves as the disbursing agent for Westbrook-Thompson Royalty Trust.

Section 6.05 of the Trust Indenture requires that any successor trustee of the Trust shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000. With a capital, surplus and undivided profits of $236,590,000 as of December 31, 2015, Southwest Bank meets the criteria established for a successor trustee under the Trust Indenture and is willing to accept the nomination and serve as successor trustee of the Trust if such nomination and appointment is approved at the Special Meeting.

Mr. Lansford currently serves as senior business development officer for Southwest Bank. Mr. Lansford was the manager of the Personal Trust Department at Texas American Bank/Fort Worth in 1980 when the Trust was created and Texas American Bank/Fort Worth was appointed as the initial trustee. After 44 years in the trust business with Texas American Bank/Fort Worth and its successors, Mr. Lansford joined Southwest Bank in 2009.

As of the date of this filing, the Participants may be deemed to beneficially own, in the aggregate, 2,000 Units, constituting approximately 0.004% of the Units outstanding. All of such Units are owned by Mr. Lansford either personally or through his IRA account. Southwest Bank, as a member of a “group” with Mr. Lansford for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), may be deemed to beneficially own the 2,000 Units owned by Mr. Lansford. Southwest Bank does not exercise voting or dispositive power over the Units held by Mr. Lansford and specifically disclaims beneficial ownership of the Units held by Mr. Lansford. Please see Annex I for all transactions in the Units effected by the Participants in the last two years.

Except as set forth in this Solicitation Statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Trust; (iii) no Participant owns any securities of the Trust which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Trust during the past two years; (v) no part of the purchase price or market value of the securities of the Trust owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contracts, arrangements or understandings with any person with respect to any securities of the Trust, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Trust; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Trust; (ix) no Participant or any of its associates was a party to any transaction, or series of similar transactions, since the beginning of the Trust’s last fiscal year, or is a party to any currently proposed transaction or series of similar transactions, to which the Trust or any of its subsidiaries was or is to be party, in which the amount involved exceeds $120,000; (x) no Participant or any of its associates has any arrangement or understanding with any person with respect to any future employment by the Trust or its affiliates, or with respect to any future transactions to which the Trust or any of its affiliates will or may be a party and (xi) no person, including any of the Participants, who is a party to any arrangement or understanding pursuant to which a trustee may be elected at the Special Meeting, has special interests, direct or indirect, by securities holdings otherwise in any matter to be acted upon as set forth this Solicitation Statement. There are no material proceedings to which any Participant or any of its associates is a party adverse to the Trust or any of its subsidiaries or has a material interest adverse to the Trust or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

If the Special Meeting is called and if the Proposals are approved, Southwest Bank will be appointed as successor trustee of the Trust. If appointed as successor trustee, Southwest Bank will receive compensation for its services as trustee of the Trust as provided in the Trust Indenture. Under the Trust Indenture, the trustee is entitled to an administrative fee for its administrative services and the preparation of quarterly and annual statements, computed as (i) 1/20 of 1% of the first $100 million of the annual gross revenue of the Trust, and 1/30 of 1% of the annual gross revenue of the Trust in excess of $100 million and (ii) the trustee’s standard hourly rates for time in excess of 300 hours annually. The minimum administrative fee due under items (i) and (ii) is $36,000. As reported in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, the administrative fees paid to the trustee were approximately $254,395, $310,150 and $259,959 for the years ended December 31, 2015, 2014 and 2013, respectively.

As reported above under “Information Concerning the Participants in This Solicitation,” Mr. Lansford is employed by Southwest Bank.

INFORMATION CONCERNING THE TRUST

The Trust is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Trust files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Trust’s SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Except as otherwise noted in this Solicitation Statement, the information in this Solicitation Statement concerning the Trust has been taken from or is based upon documents and records on file with the SEC and other publicly available information. We do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements in public documents and records that were not prepared by or on behalf of the Participants, or for any failure of the Trust to disclose in its public documents and records any events that may affect the significance or accuracy of the information contained herein. For information regarding the security ownership of certain beneficial owners of the Trust, see Annex II.

PROXY SUBMISSION PROCEDURES

We are soliciting the unitholders to request that the trustee of the Trust call the Special Meeting in accordance with the Trust Indenture and as described in this Solicitation Statement. By executing a WHITE Request Card and authorizing us to request that the trustee of the Trust call the Special Meeting, unitholders will be authorizing us to (i) submit the Special Meeting Request Form on their behalf, and (ii) in our discretion, withdraw the request for the Special Meeting after it has been submitted.

If your Units are registered in your own name, please complete, sign, date and return the enclosed WHITE Request Card to our solicitation agent, Okapi Partners, in the postage-paid envelope provided as soon as possible.

If any of your Units are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a WHITE Request Card for your Units and will do so only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a written request to be signed representing your Units or follow the instructions on the voting instruction form that may have been sent to you by your brokerage firm, bank, bank nominee or other institution together with this Solicitation Statement.

The WHITE Request Card to call the Special Meeting will not grant us the power to vote your Units at the Special Meeting and will not commit you to cast any vote in favor or against any proposal to be brought before the Special Meeting. To vote on the matters to be brought before the Special Meeting, if called, you must vote by proxy or in person at the Special Meeting.

Should you have any questions or require any assistance, please contact Okapi Partners toll-free at (877) 279-2311.

Revocation

You may revoke your WHITE Request Card at any time prior to the date on which we deliver the Special Meeting Request Form to the trustee of the Trust by delivering a written revocation to us, care of Okapi Partners, at the address set forth on the last page of this Solicitation Statement. Such a revocation must clearly state that your WHITE Request Card is no longer effective. Any revocation of a WHITE Request Card will not affect any action taken by us pursuant to the WHITE Request Card prior to such revocation. Although a revocation is also effective if delivered to the trustee of the Trust or to such other recipient as the trustee may designate as its agent, we request that either the original or a copy of all revocations be mailed, faxed or e-mailed to us, care of Okapi Partners, at the address set forth on the last page of this Solicitation Statement so that we will be aware of all revocations and can more accurately determine if and when enough WHITE Request Cards have been received from unitholders.

By completing and returning the WHITE Request Card, you will be agreeing to inform us if you dispose of any of the Units with respect to which you are furnishing the WHITE Request Card prior to ____________, 2016, which is the outside date by which we intend to submit the Special Meeting Request Form to the Trust, assuming that we have received the WHITE Request Card from holders of the Requisite Percentage. By completing and returning the WHITE Request Card, you will not be entering into any agreement with us to hold or dispose of your Units, which you are free to do in your sole discretion. However, if you do dispose of your Units prior to _______________, 2016, you will be deemed to have revoked your WHITE Request Card to the extent of the Units that you dispose of. If you do not inform us that you have disposed of any Units with respect to which you have furnished the WHITE Request Card, we will assume that you continue to own those Units at least through _______________, 2016.

No Intention to Form a Group

We are soliciting your authorization to submit a Special Meeting Request Form in accordance with Regulation 14A under the Exchange Act and your authorization will be revocable until the Special Meeting Request Form is submitted to the trustee of the Trust in accordance with the Trust Indenture. The Securities and Exchange Commission has expressed the belief that a unitholder who is a passive recipient of soliciting activities, without more, would not be deemed a member of a group under Rule 13d-5(b)(1) of the Exchange Act with persons conducting the solicitation, even where the soliciting activities result in the unitholder granting a revocable proxy. SEC Release No. 34-39538. We have not sought the guidance of the SEC or its staff on the application of this position to our solicitation pursuant to this Solicitation Statement. However, we believe that our solicitation is of the type contemplated in the SEC Release.

EXPENSES

Southwest Bank has retained Okapi Partners LLC to act as our solicitation agent in connection with this proxy solicitation. Okapi Partners has agreed in that capacity to provide consulting and analytical services and solicitation services with respect to banks, brokers, institutional investors and individual unitholders. Southwest Bank has agreed to pay Okapi Partners an initial fee for its services estimated to be not more than $15,000 and to reimburse Okapi Partners for its reasonable out-of-pocket expenses. Southwest Bank has also agreed to indemnify Okapi Partners against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under federal securities laws. Approximately 20 employees of Okapi Partners will engage in the solicitation. Consents may be solicited by mail, advertisement, telephone, facsimile or in person. Solicitations may also be made by persons employed by or affiliated with Southwest Bank. However, no such person will receive additional compensation for such solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of Units which they hold of record, and Southwest Bank will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to be approximately $_________ in the aggregate and will be borne by Southwest Bank. These expenses include fees and expenses for attorneys, proxy solicitors, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $__________ has been spent to date. The actual costs and expenses could be materially different than the estimated amounts. Southwest Bank does not intend to seek reimbursement of such expenses from the Trust.

YOUR SUPPORT IS IMPORTANT

No matter how many or how few Units you own, we are seeking your support. If your Units are registered in your own name, please complete, sign, date and return the enclosed WHITE Request Card to Okapi Partners in the postage-paid envelope provided as soon as possible.

If any of your Units are held in the name of a brokerage firm, bank, bank nominee or other institution, only the brokerage firm, bank, bank nominee or other institution can execute a WHITE Request Card for your Units and will do so only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a written request to be signed representing your Units or follow the instructions on the voting instruction form that may have been sent to you by your brokerage firm, bank, bank nominee or other institution together with this Solicitation Statement.

WHOM YOU CAN CALL IF YOU HAVE QUESTIONS

If you have any questions or require any assistance, please contact Okapi Partners, our solicitation agent for this proxy solicitation, at the following address and phone number:

1212 Avenue of the Americas, 24th Floor
New York, New York 10036
(212) 297-0720 (Main)
Unitholders Call Toll-Free: (877) 279-2311
Email: info@okapipartners.com

We thank you in advance for your support.

SOUTHWEST BANK

ROBERT LANSFORD

__________, 2016

ANNEX I

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

PURCHASES AND SALES IN THE TRUST’S UNITS DURING THE PAST TWO YEARS

Name	Trade Date	Buy/Sell	No. of Units

Robert Lansford	April 5, 2015	Buy	50

Robert Lansford	November 6, 2015	Buy	450

Robert Lansford	March 18, 2016	Buy	500

ANNEX II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following information is copied from and based solely on the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016.

Security Ownership of Certain Beneficial Owners

The following table sets forth as of February 5, 2016 information with respect to the Unit Holders who were known to the Trustee to be the beneficial owners of more than 5 percent of the outstanding Units.

Name and Address of Beneficial Owner	Number of Units Beneficially Owned	Percent
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105(1)	5,444,968	11.68%

Seymour Schulich 20 Eglinton Avenue West, Suite 1900 Toronto ON, Canada M4R 1K8(2)	3,600,000	7.29%

Beck, Mack & Oliver LLC 360 Madison Avenue New York, NY 10017(3)	2,585,335	5.55%

(1)	This information was provided in a Schedule 13G/A filed with the SEC on February 5, 2016 by First Eagle Investment Management, LLC, and which stated First Eagle Investment Management, LLC beneficially holds such Units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 5,323,031 of the Units and sole power to dispose or to direct the disposition of 5,444,968 of the Units. The First Eagle Global Fund, a registered investment Company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 3,908,035 of these 5,444,968 units, or 8.38% of the outstanding Units.

(2)	This information was provided to the SEC and to the Trustee in a Schedule 13G filed with the SEC on January 7, 2015, on behalf of Seymour Schulich.

(3)	This information was provided in a Schedule 13G/A filed with the SEC on February 1, 2016 by Beck, Mack & Oliver LLC, and which stated Beck, Mack & Oliver LLC beneficially holds such units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 2,496,301 of the Units and shared power to dispose or to direct the disposition of 2,585,335 of the Units.

Security Ownership of Trustee

Compass Bank serves as agent and custodian for certain customer accounts. As of February 5, 2016, Compass Bank could be deemed to beneficially own 27,012 Units related to these accounts, or less than one percent of the outstanding Units. Compass Bank has sole voting power over 5,000 of these Units and no voting power over the remaining 22,012, and has sole power to dispose of 5,000 of such Units. Compass Bank does not have a pecuniary interest in any of these Units.

Exhibit A-1

SPECIAL MEETING REQUEST FORM

______________, 2016

Via Registered Mail

Compass Bank, Trust Department,

Trustee of San Juan Basin Royalty Trust

300 W. 7th Street, Suite B

Fort Worth, TX 76102

Re: Request for Special Meeting of Unitholders of San Juan Basin Royalty Trust (the “Trust”)

Ladies and Gentlemen:

Pursuant to Section 8.02 of the San Juan Basin Amended and Restated Royalty Trust Indenture (the “Trust Indenture”), this letter constitutes a request to call a special meeting of the unitholders of the Trust (the “Special Meeting”) by the undersigned unitholder of the Trust, on his own behalf as the owner of 2,000 units of beneficial interest of the Trust (the “Units”) and on behalf of all other unitholders of the Trust submitting WHITE Request Cards authorizing the undersigned to submit this Special Meeting Request Form on their behalf in respect of their Units, and who collectively are entitled to cast in the aggregate not less than 15% of the votes at the Special Meeting.

The proposals to be presented to the unitholders at the Special Meeting and the reasons for presenting such proposals to the Special Meeting are as set forth in the Solicitation Statement of Southwest Bank and the undersigned filed with the Securities and Exchange Commission on _____________, 2016, which is incorporated herein by reference.

Additional information concerning the persons on whose behalf this Special Meeting Request Form is being submitted is contained in Annex A, which is incorporated in this Special Meeting Request Form.

All further correspondence on this matter, including any contention that this Special Meeting Request Form is in any way defective or deficient, should be addressed to the undersigned at 2200 West 7th Street, Suite 210, Fort Worth, Texas 76107.

Very truly yours,

Robert Lansford

Annex A

ADDITIONAL INFORMATION

1.	The names and addresses of the requesting unitholders, as they appear on the Trust’s books, and of the beneficial owners affiliated with the record holders who are participating in the request to hold the Special Meeting (“beneficial holders”).

2.	The number of Units that are, directly or indirectly, owned beneficially and of record by such unitholders and by such beneficial holders.

Exhibit A-2

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 16, 2016

SOLICITATION OF WRITTEN REQUEST
TO CALL A SPECIAL MEETING OF UNITHOLDERS
OF
SAN JUAN BASIN ROYALTY TRUST

THIS SOLICITATION IS MADE BY SOUTHWEST BANK AND ROBERT LANSFORD AND NOT ON BEHALF OF SAN JUAN BASIN ROYALTY TRUST OR COMPASS BANK, TRUSTEE OF SAN JUAN BASIN ROYALTY TRUST

Please sign and date this WHITE Request Card and return it in the postage-paid envelope provided or return it to Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, N.Y. 10036, Attn: Teresa Huang.

If so indicated below on this WHITE Request Card, the undersigned unitholder hereby appoints Southwest Bank and Robert Lansford, and each of them individually, as its agent, with full power of substitution in each (such agent, together with each substitute appointed, if any, collectively, the “Designated Agents”), to complete, execute and submit the Special Meeting Request Form substantially in the form attached as Exhibit A-1 to the Solicitation Statement filed with the Securities and Exchange Commission by Southwest Bank and Robert Lansford on ___________, 2016, and any modifications, amendments or updates not inconsistent therewith (the “Solicitation Statement”), to the trustee of San Juan Basin Royalty Trust (which we refer to as the “Trust”) under Section 8.02 of the San Juan Basin Amended and Restated Royalty Trust Indenture.

The Special Meeting Request Form requests that the trustee of the Trust call a Special Meeting of unitholders to act on the proposals set forth in the Solicitation Statement. These include Proposal 1 to remove Compass Bank as trustee of the Trust, Proposal 2 to nominate Southwest Bank as successor trustee if Proposal 1 is approved, and Proposal 3 to appoint Southwest Bank as successor trustee if Proposals 1 and 2 are approved.

THIS WHITE REQUEST CARD, WHEN PROPERLY COMPLETED TO AUTHORIZE THE EXECUTION OF THE SPECIAL MEETING REQUEST FORM AND EXECUTED, WILL AUTHORIZE THE DESIGNATED AGENTS TO EXECUTE THE SPECIAL MEETING REQUEST FORM ON BEHALF OF THE UNDERSIGNED, BUT WILL NOT GRANT ANY AUTHORITY TO VOTE ON ANY MATTER PRESENTED AT THE SPECIAL MEETING. A PROPERLY EXECUTED WHITE REQUEST CARD FOR WHICH NO INSTRUCTION IS GIVEN WILL GRANT THE DESIGNATED AGENTS AUTHORITY TO EXECUTE THE SPECIAL MEETING REQUEST FORM ON BEHALF OF THE UNDERSIGNED UNITHOLDER.

Please mark ONE of the boxes below:

☐	The undersigned unitholder AUTHORIZES execution of the Special Meeting Request Form on behalf of the undersigned unitholder.

or

☐	The undersigned unitholder DOES NOT AUTHORIZE execution of the Special Meeting Request Form on behalf of the undersigned unitholder.

Print Name: __________________________________

Signature: ____________________________________

Signature (if held jointly): ___________________________

Title (only if Units are held by an entity): ___________________________________

Dated: ______________________________

Please sign exactly as your Units are registered. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in the full entity name buy a duly authorized person. This demand will represent all Units held in all capacities.

PLEASE COMPLETE, SIGN, DATE AND MAIL
IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE